SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                       Securities and Exchange Act of 1934


                                 October 9, 2001
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                Date of Report (Date of earliest event reported)

                          HANGER ORTHOPEDIC GROUP, INC.
          -------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                   0-10670                   84-0904275
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  (State or other jurisdiction       (Commission              (IRS Employer
        of incorporation)            File Number)             Identification
                                                                 Number)

   Two Bethesda Metro Center (12th Floor), Bethesda, Maryland         20814
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        (Address of principal executive offices)                    (zip code)


Registrant's telephone number, including area code:   (301) 986-0701
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Item 5.  Other Information.
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         On October 9, 2001, Hanger Orthopedic Group, Inc. ("Hanger") sold certain of the manufacturing assets of its wholly-owned subsidiary, Seattle Orthopedic Group, Inc. ("SOGI"), to United States Manufacturing Company, LLC ("USMC"), a company headquartered in Pasadena, California and engaged in the manufacture and sale of orthotic and prosthetic components and products. A copy of the press release issued by Hanger on October 10, 2001 announcing the sale is filed as an exhibit to this Form 8-K.

         The total purchase price paid by USMC for the SOGI assets was approximately $20.0 million, of which $3.0 million was placed in an escrow account for a period of up to three years. During the escrow period, the escrowed funds will be released to SOGI and Hanger in amounts and at times that will be determined on the basis of the amounts of purchases made by Hanger from USMC of orthotic and prosthetic products and components under the terms of a supply agreement entered into among the parties.

         Hanger has used approximately $14.9 million of the net proceeds from the sale of the SOGI assets to pay down its long-term debt under its term loan facilities with a consortium of banks.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (a)      Not applicable.
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         (b)      Not applicable.
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         (c)      Exhibits.
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         The following exhibit is filed herewith:

                 Exhibit No.                        Description
                 -----------                        -----------

                   99 Press release issued by Hanger Orthopedic Group, Inc. on October 10, 2001.


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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HANGER ORTHOPEDIC GROUP, INC.



Date:  October 22, 2001                 By: /s/ George E. McHenry
                                            -------------------------------
                                            George E. McHenry
                                            Chief Financial Officer


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